Exhibit 99.1

CapitalSource Announces Decision to Revoke REIT Election in 2009

CHEVY CHASE, Md., Oct. 30 /PRNewswire-FirstCall/ — CapitalSource Inc. today announced that its Board of Directors has decided to revoke the Company’s REIT election in 2009. Although CapitalSource intends to maintain REIT status through 2008, the Board’s decision means CapitalSource will not be a REIT next year. The Company intends to continue paying dividends on its common stock in the fourth quarter of 2008 and in 2009.

Being a REIT has had certain tax advantages for CapitalSource. Historically, the Company has complied with REIT requirements in part through the acquisition, funding and ongoing management of a portfolio of residential mortgage-related investments (“RMIP”) including Agency securities. The Board determined it would be imprudent and perhaps impossible to maintain a large compliance portfolio of residential investment assets in 2009 based on unprecedented conditions currently in the credit markets and the conditions anticipated to exist next year.

Commenting on the Company’s 2009 plans for implementing the Board decision, CapitalSource Chairman and CEO John K. Delaney said the Company intends to sell the current RMIP early next year. “Accounting for the sale on a pro forma basis to exclude the RMIP as of September 30, 2008,” Delaney added, “CapitalSource would have a debt to equity ratio, net of available cash, of approximately 3.4 to 1.” Noting further that approximately one-half of its commercial lending, cash and short term investments at September 30, 2008 were held in CapitalSource Bank, Delaney said, “Entering 2009, CapitalSource will look similar to the way it did prior to becoming a REIT in 2006 with three important exceptions: the Company will have achieved its strategy of becoming a bank, leverage will be lower and it will be the owner of a healthcare net lease business.”

“The decision to revoke our REIT election for 2009 does not preclude any transaction in 2009 with respect to our healthcare net lease business, including an IPO of the business as a separate publicly traded healthcare REIT,” said Thomas A. Fink, CapitalSource CFO. “Our healthcare net lease business is a valuable asset within CapitalSource and we intend to continue to explore the most opportune time to realize its growth opportunities and that value for our shareholders,” added Fink.

About CapitalSource

CapitalSource Inc. (NYSE: CSE) is a commercial lender offering focused lending products serving clients in the middle market. CapitalSource Inc. and its subsidiaries collectively managed total assets of approximately $17.3 billion as of June 30, 2008, including a commercial loan portfolio of $9.4 billion and a healthcare net lease portfolio of $1.0 billion. CapitalSource operates principally through its CapitalSource Bank subsidiary, which had $5.2 billion in deposits and 22 retail banking branches as of July 25, 2008. CapitalSource is headquartered in Chevy Chase, MD. For more information about CapitalSource, visit http://www.capitalsource.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about our intentions regarding our REIT status, our dividends, market conditions, our intention to sell assets, pro forma financial information, our structure and leverage and our intentions regarding our healthcare net lease business, all of which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: our recently completed bank transaction; changes in economic conditions; continued or worsening disruptions in credit and other markets; movements in interest rates and lending spreads; our ability to successfully and cost effectively operate CapitalSource Bank; our ability to successfully grow CapitalSource Bank’s deposits or deploy its capital in favorable lending transactions or acquire assets in accordance with our strategic plan; competitive and other market pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; changes in tax laws or regulations affecting REITs, extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2007 Annual Report on Form 10- K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.